Exhibit 10.8

Mailing address P.O. Box 82, 3 700 AB Zeist		Rabobank Utrechtse Heuvelrug

	Merus, B.V.	address 2e Hogeweg 83,
	Mr. T. Logtenberg	Zeist
	Koningin Wilhelminalaan 22	Phone (030) 221 23 25
	3972 EX DRIEBERGEN	Fax (030) 221 24 01
E-mail bedrijven@uhr.rabobank.nl
Your reference
Our reference	BA/PHA/LH/Merus
Extension	(030) 221 24 23
Date	29 December 2005
Subject	Financing proposal

Dear Mr. Logtenberg,

With pleasure I am hereby sending you the financing proposal with respect to your request for funding for EUR 1,500,000.00 for the financing of research expenses.

If you have any questions about this then please contact me.

You will receive the financing proposal in duplicate. One copy is intended for you.

The other copy must, after filling in the necessary information and signing by the authorized persons, be returned to us.

You will find a further breakdown of the financing in “Further elaboration of the financing proposal”.

If the general meeting of shareholders makes a decision (or decisions) or has assumed the powers of representation in cases of conflict of interest between the company and a director, upon receipt of this letter you should share it immediately with us. You must then send us a copy of this decision / these decisions.

Upon receipt of the signed proposal, I will contact you regarding the further settlement of the financing.

Kind regards

Rabobank Utrechtse Heuvelrug

/s/ P.H.A. van Hulsen

P.H.A. van Hulsen

Business account manager

Vol. 2170

Our reference BA/PHA/LH/Merus

Attachment(s):

•	Privacy Statement Rabobank Group

•	General conditions of business loans from Rabobank Organization 2001

•	General terms of collateral security for Rabobank Organization 1998

•	General banking conditions

Page 3/10

Our reference BA/PHA/LH/Merus

Financing proposal to:

Merus B.V.

Mr. T. Logtenberg

Koningin Wilhelminalaan 22

3972 EX DRIEBERGEN

Financing of EUR 1,500,000.00 consisting of:

Loan at interest of	EUR 1,000,000.00

Loan at interest of	EUR 500,000.00

Main points of a loan at interest of EUR 1,000,000.00

Interest	5 years fixed; 5.7 % per year

Interest payment	per month thereafter

Duration period	12 years

Repayment	EUR 9,260.00 per month thereafter

First repayment	31-01-2009

Guarantee provision	3.6 % onetime charge

Planned recording date	as quickly as possible

Main points of an interest loan of EUR 500,000.00

Interest	5 years fixed; 5.7 % per year

Interest payment	per month thereafter

Duration	12 years

Repayment	EUR 4,630.00 per month thereafter

First repayment	31-01-2009

Planned recording date	as quickly as possible

Processing fee

Processing fee	EUR 2,500.00

Page 4/10

Our reference BA/PHA/LH/Merus

Conditioned on providing security

Pledging savings / deposit funds

Surety bail SME decision for EUR 1,000,000.00

Further agreements

Submission of:

Annual results	each year before July 1st

Intermediate results	per half year

Liquidity prognosis	per year

Profitability forecast	per year

Period of availability

The financing proposal is valid through January 12th, 2006.

The financing proposal is further detailed on the following pages.

Page 5/10

Our reference BA/PHA/LH/Merus

Further details of the financing proposal

Financial loan of EUR 1,000,000.00

The financial loan is supplied by Cooperatieve Rabobank Utrechtse Heuvelrug U.A,

established in Zeist, hereinafter termed: the bank (jointly and severally) extends to:

Merus B.V.

Established in DRIEBERGEN

trade registry number H301891360000

The financial loan is administered in the name of: Merus, B.V.

For interest there applies:

•	A fixed rate of interest for five years; now 5.7 % per year, payable in arrears per month and for the first time at the end of the month of the withdrawal of the loan. The fixed interest period runs until 5 years after the first day of the month following the month of withdrawal of the loan.

To calculate the debit interest, the number of days in a calendar month must be set at the correct number of days, and that of a calendar year at 360 days. The bank is authorized to change the method of calculating the interest. The amount of the loan must be repaid in installments amounting to EUR 9,260.00, to be fulfilled on the last day of each month as of January 31st, 2009.

The loan may be used solely to finance your business operations. Upon acceptance of this financing proposal you are indebted for the fixed-rate loan as of February 1st, 2006, until the date of actual withdrawal for a fixed rate commitment fee of 0.15% per month on the undrawn amount of the loan.

This provision is calculated over the exact number of days and amounts to a minimum of EUR 125.00. The fee is charged to you upon withdrawal of the loan(s). The bank can adjust the rate of the fixed-rate interest provision to developments on the money market.

Before the recording date of the loan and the indebtedness of the recorded amount the administration of the bank serves as full proof, barring evidence to the contrary.

Page 6/10

Our reference BA/PHA/LH/Merus

Loan of EUR 500,000.—

The financial loan is supplied by Cooperatieve Rabobank Utrechtse Heuvelrug U.A,

established in Zeist, hereinafter termed: the bank (jointly and severally) extends to:

Merus, B.V.

Established in DRIEBERGEN

trade registry number H301891360000

The financial loan is administered in the name of: Merus, B.V.

For the interest applies:

•	A fixed rate of interest for five years; now 5.7 % per year, payable in arrears per month and for the first time at the end of the month of the withdrawal of the loan. The fixed interest period runs until 5 years after the first day of the month following the month of withdrawal of the loan.

To calculate the borrowing rate, the number of days in a calendar month must be set at the correct number of days, and that of a calendar year at 360 days. The bank is authorized to change the method of calculating the interest. The amount of the loan must be repaid in installments amounting to EUR 9,260.00, to be satisfied on the last day of each month as of January 31st, 2009.

The loan may be used solely to finance your business operations. Upon acceptance of this financing proposal you are indebted for the fixed-rate loan as of February 1st, 2006, until the date of actual recording for a fixed rate commitment fee of 0.15% per month on the undrawn amount of the loan.

This provision is calculated over the exact number of days and amounts to a minimum of EUR 125.00. The fee is charged to you upon recording the loan(s). The bank can adjust the rate of the fixed-rate interest provision to developments on the money market.

Before the recording date of the loan and the indebtedness of the recorded amount the administration of the bank serves as full proof, barring evidence to the contrary.

Processing fees

The processing fees amount to EUR 2,500.00 and are due once upon provision of the financing.

Page 7/10

Our reference BA/PHA/LH/Merus

Securities

The financing proposal is also based on the set of securities listed below for the bank and / or the Rabo Hypotheek Bank N.V. These guarantees are for all that you now or in the future owe to the bank and / or the Rabo Hypotheek Bank N.V.

-	The collateral security of the account or the contract relates to the claim on the Rabobank Utrechtse Heuvelrug U.A. under savings or deposit funds of EUR 500,000.00 in the name of Merus, B.V. in a new savings account that is to be opened.

-	The guarantee of EUR 1,000,000.00 is obtained in the framework of the Small and Medium Business Guarantee Decision. (Innovative Guaranteed Credit)

Additional agreements

The agreements below also apply to the offered financing.

The bank must receive from you:

-	A copy of your annual report as soon as possible after expiration of the fiscal year, but no later than July 1st of the following year;

-	Each half year a copy of your intermediate figures, but no later than one month after the expiration of this period;

-	Each year a copy of your liquidity forecast but no later than December 15th;

-	Each year a copy of your profitability forecast, but no later than December 15th.

We assume that all your banking transactions, including payments, are audited by the bank.

We will be happy to inform you in detail about our other banking services.

The bank will make the funds available on the anticipated recording date of the loan and / or the date of the loan if all the conditions of the bank are met. You must inquire the bank no later than one week before the scheduled recording if the actual recording date of the loan and / or the actual date of the loan differ from the anticipated recording date of the loan and / or the anticipated date of the credit.

After accepting this financing proposal, you must withdraw the loan(s) no later than March 29th, 2006.

Page 8/10

Our reference BA/PHA/LH/Merus

Government guarantee

For security under the Decision Guarantee SME’s (Dutch: Besluit Borgstelling MKB) you have to pay a one-time guarantee fee of 3.6% on the amount of the loan to the state. This will be charged by us upon assuming the loan.

You agree and acknowledge that:

•	the state of the Netherlands guarantees loans pursuant to the SME loans Decision Guarantee:

•	under this guarantee the bank has an obligation to provide information to the state.

You hereby grant a power of attorney to your bank to charge all claims arising from this financing to your bank account(s). You are required to provide sufficient funds in the bank account(s).

Before distribution the bank must receive:

-	an original extract from the Chamber of Commerce for Merus, B.V.;

-	a copy of the articles of association of Merus B.V.

-	identification of the directors by means of original identification documents;

-	written confirmation from Economic Affairs (Economische Zaken) that it has substantively reviewed and approved the application by integrating an innovative loan guarantee under the SME Credit-guarantee Decree (BBMKB) scheme;

-	a deposit of EUR 500,000.00 in a blocked savings account with our bank.

Before December 31st, 2006, the bank must receive:

-	a declaration of research and development.

A resolution from Aglaia Oncology Seed Fund, B.V. amending its investment in Merus, B.V. must be notified to the bank and requires the written consent of the bank. Sale of its equity interest is grounds for termination of funding.

Page 9/10

Our reference BA/PHA/LH/Merus

All rights, powers and obligations to the bank from the loan agreement(s) and the conditions applicable thereto may be jointly carried out by or be asserted against:

- the Rabo Hypotheek Bank N.V., established in Amsterdam, on behalf of the company, the bank, also as representative, signs this financing proposal.

Unless otherwise agreed, the following apply to loans or accounts or current accounts:

-	The general conditions for corporate loans of the Rabobank Organization 2001;

-	The general terms and conditions for current accounts of the Rabobank Organization 2001;

In the relations with the bank the following are applicable:

-	The General Banking Regulations

You declare having received these regulations and to have taken note of them.

The undersigned declare(s) that the general meeting of shareholders of Merus, B.V. has not made a decision related to a representative authority with a conflict of interest.

Signature

If you want to make use of this offer, then fill in the missing data in this financing proposal. For you this means:

•	signing a copy of this financing proposal and returning it before January 12th, 2006.

The bank wishes to point out to you that by signing this financing proposal you have bound yourself to the bank accordingly therein and the further elaboration of the conditions mentioned in the financing proposal. The bank can, however, only honor this offer if the requested sureties have been made and if the other conditions have been met.

Cooperatieve Rabobank Utrechtse Heuvelrug U.A.

Dr. P.H.A. van Hulsen

Account Manager Corporations

Signature: /s/ P.H.A. van Hulsen                                              Date: 29-12-2005

Page 10/10

Our reference BA/PHA/LH/Merus

Agreement:

Place: Zeist	Date: 12 - 01 - 2006

/s/ T. Logtenberg
Merus B.V. Represented by: Mr. T. Logtenberg

Established in:

Place: Bilthoven	Date: 12 - 01 - 2006

/s/ K.L.M Rothweiler
Aglaia Oncology Seed Fund B.V. Represented by: Mr. K.L.M. Rothweiler

Verification of customer signature
date initialed

(1) to be filed with the bank